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                                                                    EXHIBIT 23.1

   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration
Statements:

1)    Registration Statement (Form S-8 Nos. 333-92086, 333-92088, 333-92090,
      333-85387, 333-32412, 333-44148, 333-52258, 333-57860, 333-57862,
      333-57864, and 333-75770) of Juniper Networks, Inc.;

2)    Registration Statement (Form S-3 Nos. 333-44116, 333-52260, 333-75758,
      333-106889, and 333-110714), of Juniper Networks, Inc.;

of our reports dated March 1, 2005, with respect to the consolidated financial statements and schedule of Juniper Networks, Inc., Juniper Networks, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Juniper Networks, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

                                                           /s/ Ernst & Young LLP

San Jose, California
March 1, 2005